UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 30, 2008
MGM MIRAGE
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	001-10362 (Commission File Number)	88-0215232 (I.R.S. Employer Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada (Address of Principal Executive Offices)	89109 (Zip Code)
(702) 693-7120
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On September 30, 2008, MGM MIRAGE (“Company”) through IKM MGM, LLC, a wholly-owned subsidiary of the Company, entered into Amendment No. 1 (“Amendment No. 1”) to that certain operating agreement dated September 10, 2007 (“Operating Agreement”), with Kerzner Istithmar Las Vegas LLC as members, and IKM MGM Management, LLC and Kerzner Concepts Limited as managers. The Operating Agreement was filed as an exhibit to the Company’s Current Report on Form 8-K dated September 13, 2007, which Current Report is incorporated herein by reference.
The parties are continuing their comprehensive review of the casino resort project and accordingly have entered into Amendment No. 1 to extend the design and planning stage of such project to March 10, 2010. The foregoing description of Amendment No. 1 does not purport to be complete and is qualified in its entirety by Amendment No. 1 filed as Exhibit 10 hereto and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

No.	Description

10	Amendment No.1 to the Operating Agreement of IKM JV, LLC dated September 30, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM MIRAGE
Date: October 6, 2008	By:	/s/ John M. McManus
		Name:	John M. McManus
		Title:	Senior Vice President, Assistant General Counsel & Assistant Secretary

INDEX TO EXHIBITS

No.	Description

10	Amendment No.1 to the Operating Agreement of IKM JV, LLC dated September 30, 2008.